CONSULTING AGREEMENT

This Consulting Agreement is dated as of June 11, 2014 between Eastgate Acquisitions Corporation, a Nevada corporation (the “Company”), and Gregory Sichenzia (the “Consultant”).

WHEREAS, the Consultant has provided the Company with certain SEC related legal services in connection with the Company’s business (the “Services”); and

WHEREAS, the Company desires to issue, and the Consultant desires to accept, shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), as partial compensation for such Services.

NOW THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           The Company shall issue to the Consultant, in partial consideration for the Services, 100,000 shares of Common Stock (the “Shares”).

2.           The Company shall register the 100,000 Shares on a Form S-8 to cover the issuances under this Consulting Agreement.  The registration statement shall be filed promptly following the execution of this Consulting Agreement.

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the parties as of the date first above written.

CONSULTANT

_/s/ Gregory Sichenzia_____________

Gregory Sichenzia

COMPANY:

Eastgate Acquisitions Corporation

By: _/s/ Anna Gluskin______________

Name: Anna Gluskin

Title: Chief Executive Officer